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                                                                    Exhibit 23.1

              Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-38606) of Blue Dolphin Energy Company and in the related Prospectus of our report dated March 9, 2005, with respect to the consolidated financial statements included in this Annual Report (Form 10-KSB) of Blue Dolphin Energy Company for the year ended December 31, 2004.

/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP
Houston, Texas
July 5, 2005